Exhibit 99.4

Willis Group Holdings Public Limited Company 200 Liberty Street New York, NY 10281

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the Extraordinary General Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the Extraordinary General Meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.		For	Against	Abstain

1.	To approve the issuance of ordinary shares of Willis Group Holdings Public Limited Company (the “Willis ordinary shares”) to stockholders of Towers Watson & Co. (“Towers Watson”) to be issued as the merger consideration in connection with the merger as contemplated by the Agreement and Plan of Merger, dated June 29, 2015, by and among Willis Group Holdings Public Limited Company (“Willis”), Towers Watson and Citadel Merger Sub, Inc. (the “Willis Share Issuance Proposal”).	☐	☐	☐

2.	To approve the name change of “Willis Group Holdings Public Limited Company” to “Willis Towers Watson Public Limited Company,” subject to, and immediately after, the consummation of the merger (the “Willis Name Change Proposal”).	☐	☐	☐

3.	To approve a consolidation (i.e., a reverse stock split under Irish law) whereby every 2.6490 Willis ordinary shares will be consolidated into one Willis ordinary share, $0.000304635 nominal value per share, subject to, and immediately after, the consummation of the merger (the “Willis Consolidation Proposal”).	☐	☐	☐

4.	To approve and consent to the adjournment of the Willis Extraordinary General Meeting, or any adjournments thereof, to another time and place if in the discretion of the Chairman of Willis it is necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes received by way of proxy, at the time of the Willis Extraordinary General Meeting to approve the Willis Share Issuance Proposal, the Willis Name Change Proposal and / or the Willis Consolidation Proposal.	☐	☐	☐

NOTE: The precise text of proposals 1, 2, 3 and 4 above is set forth in the section entitled “Willis Proposals” in the Joint Proxy Statement / Prospectus. Proposals 1, 3 and 4 will be proposed as ordinary resolutions and proposal 2 will be proposed as a special resolution.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:

Electronic versions of the proxy materials are available at www.proxyvote.com

M96889-Z66607

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2015 EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS - November 18, 2015

The undersigned being a shareholder of Willis Group Holdings Public Limited Company (the “Company”) hereby appoints Mr. Dominic Casserley and, if Mr. Casserley is not present, any director of the Company, with full power of substitution, for and in the name of the undersigned, to vote all ordinary shares, nominal value U.S. $0.000115 per share, of the Company, that the undersigned would be entitled to vote if personally present at the 2015 Extraordinary General Meeting of Shareholders, to be held in New York, New York (or participating in such meeting from Dublin, Ireland) and at any adjournment or postponement thereof, upon the matters described in the Notice of 2015 Extraordinary General Meeting of Shareholders and the accompanying Joint Proxy Statement / Prospectus, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

Address Changes/Comments:

(If you noted any Address Changes / Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side